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                                                                EXHIBIT 23.5

                            [HAND ARENDALL, L.L.C. LETTERHEAD]



                            CONSENT OF HAND ARENDALL, L.L.C.



         We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 (No. 333-11449) filed by World Omni Lease Securitization L.P. with the Securities and Exchange Commission (the "SEC") on September 5, 1996 and as may be further amended and declared effective by the SEC.



                                       HAND ARENDALL, L.L.C.



                                       By:     /s/ W. Clark Watson
                                               -----------------------
                                               W. Clark Watson, Member